Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

The undersigned, Donald H. Hosmer, Executive Vice President and Chief Financial Officer of Royale Energy, Inc., a California corporation (the "Company"), pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, hereby certifies that:

(1) the Company's Amendment No. 2 to the Annual Report on Form 10-KSB/A for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2004	By:	/s/ Donald H. Hosmer
Donald H. Hosmer, President and Chief Executive Officer (Principal Executive Officer)